                             medix.resources, inc.
                       Connecting the world of healthcare

FOR IMMEDIATE RELEASE   Contacts:   Investors:        Media:
                                   Andrew Brown      Robin Schoen
September 25, 2002                 646/414-1151      215/504-2122

                    MEDIX RESOURCES NAMES NEW PRESIDENT, CEO
         New CEO Brings Strong Entrepreneurial Background To The Company

New York, NY -- Medix  Resources,  Inc.  [AMEX:  MXR] today  announced that at a board meeting held on September 24, 2002,  Darryl Cohen, 50, was selected by its
Board of Directors to serve as the Company's  new President and Chief  Executive
Officer.  Mr. Cohen  replaces John R.  Prufeta.  Medix  provides  Internet-based healthcare communication,  data integration, and transaction processing software through its Cymedix(R)product line.

Mr. Prufeta, a large investor in the Company,  is leaving to devote more time to his  healthcare  development  firm,  OnPoint  Partners,  Inc.  Mr.  Prufeta will continue on the Board of Directors of the Company and share his expertise during
the  transition.   Stated  Mr.  Prufeta,  "The  last  several  years  have  been challenging,  yet we have built  customer  relationships  and a strong  software capability  that provide a foundation for the future.  Darryl has been an active and loyal shareholder of Medix for the past three years, and I've worked closely with him. He brings a strong  entrepreneurial  background  to the  Company.  I'm leaving a superb team in very capable and energetic hands. I remain committed to and confident about Medix's long term potential."

"I believe  Medix has  succeeded in  developing  strong  products in an emerging marketplace.  John and his team  should  be  applauded  for their  progress  and execution during  incredibly  difficult  financial  times." Mr. Cohen continued,
"I'm very enthusiastic about the potential  opportunities in this market.  While healthcare  connectivity  has been slow to evolve,  its tremendous  potential is overwhelmingly agreed upon. I believe healthcare,  over time, will undergo major changes and that the  technologies  Medix has built and  continues to build will put it at the forefront of the coming changes in healthcare."

An investor in private and public companies, Mr. Cohen frequently works with the management of the companies in which he's invested,  assisting them in the areas of marketing strategy and financing efforts.  He is also co-owner of a financial services  advisory  firm,  Omni  Financial,  providing  financial  restructuring services for  individuals.  Earlier,  he was President of DCNL  Incorporated,  a
privately held beauty supply manufacturer and distributor he founded in 1988 and sold to Helen of Troy in 1998. During his tenure as President of DCNL, Mr. Cohen was also co-owner and President of Basics Beauty Supply  Stores.  He is a member of the Board of  Directors  of Access  Marketing  and consults for a major media company  in the cable  television  market.  Mr.  Cohen  holds a BA in  Political
Science from the University of California at Berkeley.

Medix  Resources,   Inc.,  through  its  wholly-owned  subsidiary  Cymedix  Lynx
Corporation,   is  the  developer  and  provider  of  the   Cymedix(R)suite   of
fully-secure, Internet-based transaction software products. The Cymedix(R) suite of products enable  communication  of high  value-added  healthcare  information among physician offices, hospitals, health management organizations,  and health insurance  companies.  Additional  information  about Medix  Resources,  and its products and services, can be found at its Web sites: WWW.MEDIXRESOURCES.COM and
WWW.CYMEDIX.COM, or by calling 800/326-8773.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness and the  marketability of those services,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Form 10-K/A for 2001, which was filed with the Securities and Exchange  Commission on May 24, 2002 and
the Company's  10-Qs for the First and Second Quarter of 2002,  which were filed with the  Securities  and  Exchange  Commission  on May 14, and August 19, 2002,
respectfully. This information is available from the SEC or the Company.